Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information gives effect to the formation and structuring transactions that occurred at the time of our initial public offering, proceeds received from a preferred stock offering and the acquisition of an interest in a two joint ventures which own the Chicago and Miami InterContinental hotels. The pro forma adjustments related to the formation and structuring transactions principally include (a) recording the Paris Marriott and the Hamburg Marriott hotels’ operations as lease revenue, (b) eliminating the operations of the properties distributed at the time of our initial public offering from our financial statements, (c) reflecting interest expense for the entire year consistent with the debt put in place at the time of the initial public offering, (d) reflecting the effects of the initial public offering, and (e) recording minority interest related to the operations in our operating partnership that are not owned by us. The historical financial information for the year ended December 31, 2004 has been derived from our audited financial statements included in our 2004 Form 10-K. The unaudited pro forma statement of operations data for the year ended December 31, 2004 is presented as if the formation and structuring transactions, the preferred stock offering, and the acquisition of the Chicago and Miami InterContinental hotels had occurred on January 1, 2004. The unaudited pro forma balance sheet data as of December 31, 2004 is presented as if the preferred stock offering and the acquisition of the 85% interest in the Chicago and Miami InterContinental hotels had occurred on December 31, 2004.

The unaudited pro forma financial information is presented for informational purposes only and does not purport to represent what our results of operations would actually have been if the transactions had in fact occurred on the earlier date discussed above. It also does not project or forecast our consolidated results of operations for any future date or period.

Unaudited Pro Forma Consolidated Balance Sheets

December 31, 2004

(in thousands)

	Strategic Hotel Capital, Inc. and Subsidiaries Historical December 31 2004	Preferred Stock Offering		InterContinental Acquisition		Strategic Hotel Capital, Inc. and Subsidiaries Pro Forma December 31 2004
Assets
Property and equipment	$952,717	$—		$300,914	2(a)	$1,253,631
Less accumulated depreciation	(222,150)					(222,150)

Net property and equipment	730,567	—		300,914		1,031,481

Goodwill	66,438					66,438
Intangible assets	1,613			2,083	2(b)	3,696
Investment in hotel joint ventures	12,060					12,060
Cash and cash equivalents	40,071	43,540	1(a)	159	2(c)	42,834
				3,057	2(d)
				44,000	2(e)
				(87,993	) 2(f)
Restricted cash and cash equivalents	26,979			1,902	2(g)	28,881
Accounts receivable, net	21,056			409	2(h)	21,465
Deferred financing costs, net	11,178			2,546	2(i)	13,724
Other assets	80,388			1,616	2(j)	82,436
				70	2(k)
				362	2(l)

Total assets	$990,350	$43,540		$269,125		$1,303,015

Liabilities and Owners’ Equity

Liabilities:
Mortgages and other debt payable	$489,140			202,000	2(m)	$691,140
Bank credit facility	54,000	(54,000	) 1(a)	44,000	2(e)	44,000
Accounts payable and accrued expenses	58,946			7,513	2(n)	66,459
Distributions payable	8,709					8,709
Deferred fees on management contracts	2,333					2,333
Deferred gain on sale of hotels	119,616					119,616

Total liabilities	732,744	(54,000)		253,513		932,257

Minority interests - IHG				15,612	2(o)	15,612

Minority interests	61,053					61,053

Owners’ equity:
Preferred shares		97,540	1(a)			97,540
Common shares	300					300
Additional paid-in capital	483,691					483,691

Deferred compensation	(1,731)					(1,731)
Accumulated deficit	(271,873)					(271,873)
Accumulated distributions to owners	(13,447)					(13,447)
Accumulated other comprehensive loss	(387)					(387)

Total owners’ equity	196,553	97,540		—		294,093

Total liabilities and owners’ equity	$990,350	$43,540		$269,125		$1,303,015

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2004

1.	Preferred Offering –On March 9, 2005, we completed a private placement offering of 4,000,000 shares of 8.5% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (liquidation preference $25.00 per share). After underwriting discounts, commissions and expenses, we raised net proceeds of $97.5 million. The net proceeds were used to repay existing indebtedness under our credit facility and to partially fund the acquisition of interests in the Chicago and Miami InterContinental hotels. The following adjustment was made to account for the proceeds of the preferred stock offering:

a)	Reflects the $97.5 million net proceeds received from the preferred offering. The net proceeds were used to repay $54 million of outstanding borrowings under our revolving line of credit, with the remainder held as cash.

2.	InterContinental Acquisition – We entered into joint venture agreements with InterContinental Hotels Group (the Ventures) and on April 1, 2005 we purchased an 85% controlling interest in the Ventures which own the InterContinental hotels in Chicago and Miami. In connection with this transaction, the Ventures obtained $202.0 million of debt financing. The following pro forma adjustments were made to account for this acquisition and related debt financing:

a)	Reflects property and equipment at an aggregate value of $300.9 million.

b)	Reflects $2.1 million of intangible assets.

c)	Reflects $0.2 million of hotel-level cash and cash equivalents.

d)	Reflects $3.1 million of cash deposited into the taxable REIT subsidiary for advance rent.

e)	Reflects $44.0 million of borrowings on the bank credit facility to fund the transaction.

f)	Reflects $88.0 million of cash paid to fund the transaction.

g)	Reflects $1.9 million of initial furniture, fixtures and equipment (FF&E) reserve.

h)	Reflects $0.4 million of net accounts receivable.

i)	Reflects the estimated $2.5 million of deferred financing costs applicable to closing the new loan.

j)	Reflects $1.6 million of other assets.

k)	Reflects $0.1 million paid for the cap premium.

l)	Reflects $0.4 million of prepaid interest on the $202.0 million debt financing.

m)	Reflects $202.0 million principal amount of new debt.

n)	Reflects $7.5 million of accounts payable and accrued expenses.

o)	Reflects the $15.6 million minority interest adjustment for InterContinental Hotels Group’s 15% interest in the Venture.

Unaudited and Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2004

(in thousands, except shares and per share amounts)

	Strategic Hotel Capital, Inc. and Subsidiaries Historical	Restructure Leases		Distribution to SHC LLC		InterContinental Acquisition		Other Adjustments		Reclassify Hyatt New Orleans Lease to Management Agreement		Strategic Hotel Capital, Inc. and Subsidiaries Pro Forma
Revenues:
Rooms	$270,820	$(9,889	) (1a)	$(78,070	) (2a)	$55,695	(3a)	$—		$21,375	(5a)	$259,931
Food and beverage	144,593	(2,326	) (1b)	(35,846	) (2b)	33,734	(3b)			9,560	(5b)	149,715
Other hotel operating revenue	51,064	(363	) (1c)	(8,694	) (2c)	3,686	(3c)			1,967	(5c)	47,660

	466,477	(12,578)		(122,610)		93,115		—		32,902		457,306
Lease revenue	24,233	4,726	(1d)	(3,535	) (2d)					(10,370	) (5d)	15,727
		673	(1n)

Total revenues	490,710	(7,179)		(126,145)		93,115		—		22,532		473,033

Operating Costs and Expenses:
Rooms	67,761	(2,017	) (1e)	(23,913	) (2e)	15,644	(3d)			5,332	(5e)	62,807
Food and beverage	110,768	(1,747	) (1f)	(29,865	) (2f)	23,049	(3e)			6,631	(5f)	108,836
Other departmental expenses	135,323	(2,775	) (1g)	(31,291	) (2g)	21,846	(3f)			6,634	(5g)	129,737
Management fees	17,145	(943	) (1h)	(2,921	) (2h)	978	(3g)			2,192	(5h)	16,451
Other property level expenses	30,344	(339	) (1i)	(9,769	) (2i)	5,748	(3h)			1,743	(5i)	27,727
Lease expense	6,446	4,219	(1j)									12,594
		1,929	(1o)

Depreciation and amortization	61,463	(275	) (1k)	(19,684	) (2j)	14,135	(3i)					55,271
		(368	) (1p)

Impairment losses on goodwill and hotel property	12,675											12,675
Corporate expenses	28,845											28,845

Total operating costs and expenses	470,770	(2,316)		(117,443)		81,400		—		22,532		454,943

Operating Income	19,940	(4,863)		(8,702)		11,715		—		—		18,090

Interest expense	(64,578)	5,495	(1l)	22,326	(2k)	(6,653	) (3j)	31,341	(4a)			(37,671)
		1,311	(1q)			(509	) (3k)	4,105	(4d)
								(27,670	) (4b)
								(2,839	) (4c)

Interest income	1,270			(88	) (2l)							1,182
Loss on early extinguishment of debt	(21,934)			12,663	(2m)							(9,271)
Other income (expenses), net	3,132	67	(1r)	2,725	(2n)							5,924

Loss before income taxes and minority interest	(62,170)	2,010		28,924		4,553		4,937		—		(21,746)
Income tax expense	(4,990)	(657	) (1m)									(5,647)
Minority interests	4,831			(24	) (2o)			(4,807	) (4e)			7,352
								7,352	(4f)

(Loss) income from continuing operations	$(62,329)	$1,353		$28,900		$4,553		$7,482		$—		$(20,041)

Loss per share from continuing operations:
Basic and diluted:												$(0.72	) (6)

Common shares outstanding:
Basic and diluted												27,984,742	(6)

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2004

1.	Restructure Leases

Paris Marriott Lease Restructure - In July 2003, we sold the real estate applicable to the Paris Marriott to Deutsche Immobilien Fonds Aktiengesellschaft (DIFA), which then leased the hotel back to us. This transaction is described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Trends and Events – Sales of Hotels” in our 2004 Form 10-K. After this transaction, we continued to report the Paris Marriott on our consolidated balance sheet and continued to consolidate its results because of our continued involvement in supporting the lease of the property through a collateralized guarantee. In conjunction with the formation and structuring transactions at the time of our initial public offering, we changed the terms of the related collateralized guarantee and no longer have continuing involvement as defined by GAAP. Accordingly, we record the Paris Marriott as an operating lease and record rent expense instead of mortgage interest and depreciation expense. Also, in conjunction with the formation and structuring transactions, we sublease the Paris Marriott to SanMon Services, LLC, or its designated subsidiary, and record lease revenue from this hotel. The following pro forma adjustments were made to account for this restructuring:

a)	Reflects the $9.9 million elimination of rooms revenue.

b)	Reflects the $2.3 million elimination of food and beverage revenue.

c)	Reflects the $0.4 million elimination of other hotel operating revenue.

d)	Reflects $4.7 million of lease revenue.

e)	Reflects the $2.0 million elimination of rooms expense.

f)	Reflects the $1.7 million elimination of food and beverage expense.

g)	Reflects the $2.8 million elimination of other departmental expenses.

h)	Reflects the $0.9 million elimination of management fees.

i)	Reflects the $0.3 million elimination of other property level expenses.

j)	Reflects the $4.2 million of lease expense under the operating lease, reduced by the realized portion of the deferred gain.

k)	Reflects the $0.3 million elimination of depreciation expense.

l)	Reflects the $5.5 million elimination of interest expense due to the removal of the financing obligation upon sale of the hotel.

m)	Reflects the $0.7 million of deferred tax expense.

Hamburg Marriott Lease Restructure – In February 2004, our joint venture consummated a sale leaseback transaction similar to the July 2003 transaction described above for the Paris Marriott. As described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Recent Trends and Events – Sales of Hotels” in our 2004 Form 10-K, on March 1, 2004, we acquired our joint venture partner’s interest in this hotel. In conjunction with the formation and structuring transactions, we changed the terms of the related collateralized guarantee and no longer have continuing involvement as defined by GAAP. Accordingly, we record the Hamburg Marriott as an operating lease. The following pro forma adjustments were made to consolidate the Hamburg Marriott, including accounting for the lease restructuring and the acquisition of our joint venture partner’s interest:

n)	Our subsidiary that leases the hotel from DIFA has leased the hotel to the hotel operator. This $0.7 million adjustment records lease revenues earned from the operator for January and February 2004, the periods before we wholly owned the Hamburg Marriott.

o)	Reflects the $1.9 million of lease expense under the operating lease with DIFA, reduced by the realized portion of the deferred gain.

p)	Reflects the $0.4 million elimination of depreciation expense.

q)	Reflects the $1.3 million elimination of interest expense due to the removal of the financing obligation upon sale of the hotel.

r)	Reflects the $93,000 elimination of the joint venture’s loss and $26,000 elimination of asset management fee revenues.

2.	Distribution to SHC LLC – In connection with the formation and structuring transactions, a distribution of seven hotel properties was made to SHC LLC. The following pro forma adjustments were made to account for these items:

a)	Reflects the $78.1 million elimination of room revenue for six hotels.

b)	Reflects the $35.8 million elimination of food and beverage revenue for six hotels.

c)	Reflects the $8.7 million elimination of other hotel operating revenue for six hotels.

d)	Reflects the $3.5 million elimination of lease revenue for a distributed hotel under a lease agreement.

e)	Reflects the $23.9 million elimination of rooms expense for six hotels.

f)	Reflects the $29.9 million elimination of food and beverage expense for six hotels.

g)	Reflects the $31.3 million elimination of other departmental expenses for six hotels.

h)	Reflects the $2.9 million elimination of management fees for six hotels.

i)	Reflects the $9.8 million elimination of other property level expenses for six hotels.

j)	Reflects the $19.7 million elimination of depreciation expense for the seven hotels.

k)	Reflects the $22.3 million elimination of interest expense on debt collateralized by the seven hotels.

l)	Reflects the $88,000 elimination of interest income.

m)	Reflects the $12.7 million elimination of loss on early extinguishment of debt, which represented the unamortized deferred financing costs applicable to debt refinanced in June 2004 related to the properties distributed to Strategic Hotel Capital LLC (SHC LLC).

n)	Reflects the $2.8 million elimination of the Czech forward currency contract income due to the distribution of the liability to SHC LLC because this liability is the obligation of SHC LLC and not of Strategic Hotel Capital, Inc. (SHCI).

o)	Reflects the $24,000 elimination of prior minority interests applicable to the properties distributed to SHC LLC. The composition of our minority interest will further change as a result of the formation and structuring transactions as described further in 3f) below.

3.	InterContinental Acquisition – We entered into joint venture agreements with InterContinental Hotels Group (the Ventures) and on April 1, 2005 we purchased an 85% controlling interest in the Ventures which own the Intercontinental hotels in Chicago and Miami. In connection with this transaction, the Ventures obtained $202.0 million of debt financing and entered into an interest rate cap agreement. Based on current expectations and nature of our preferred return, we do not anticipate recording a minority interest allocation to InterContinental Hotels Group during the first year. The following pro forma adjustments were made to account for this acquisition and related debt financing:

a)	Reflects $55.7 million of room revenue.

b)	Reflects $33.7 million of food and beverage revenue.

c)	Reflects $3.7 million of other hotel operating revenue.

d)	Reflects $15.6 million of rooms expense.

e)	Reflects $23.0 million of food and beverage expense.

f)	Reflects $21.8 million of other departmental expenses.

g)	Reflects $1.0 million of management fees.

h)	Reflects $5.7 million of other property level expenses.

i)	Reflects $14.1 million of depreciation and amortization expense.

j)	Reflects $6.7 million interest expense primarily related to the new $202.0 million of variable mortgage debt that is collateralized by the assets. We used a weighted average LIBOR rate of 1.54% plus the designated spreads to calculate interest expense for the floating rate loan.

k)	Reflects $0.5 million of amortization of estimated deferred financing costs applicable to closing the mortgage loan agreement. Financing costs are amortized to interest expense over the life of the new loan agreement (5 years) using the straight-line method, which approximates the effective interest method.

4.	Other Adjustments – In connection with the formation and structuring transactions, we have made the following additional adjustments:

a)	Reflects the $31.3 million elimination of historical interest expense related to mortgage debt on the REIT assets assumed by us. The debt to which this historical interest expense relates was retired as part of the formation and structuring transactions. These amounts reflect the actual expense incurred, based on the outstanding loan balance and the interest rates in effect during the period covered in these pro forma statements.

b)

Reflects the $27.7 million interest expense primarily related to the new mortgage and mezzanine debt that is collateralized by our assets. We have computed interest expense on the new debt as part of the formation and structuring transactions of $440.0 million as if it were outstanding as of January 1, 2004. Our new indebtedness consists of $208.5 million of fixed-rate debt, $200.0 million of variable rate debt and $44.0 million of revolver debt.

We used a rate of 3.21% to calculate interest expense for the floating rate loan. Our pro forma interest expense also includes the effect of swapping $96.0 million of the variable-rate debt to a fixed rate of 5.03%. We used a rate of 5.16% to calculate interest expense for the fixed rate loan. Our pro forma interest expense also includes the effect of swapping $75.0 million of the variable-rate debt to a fixed rate of 4.42% and an additional $75.0 million of the variable-rate debt to a fixed rate of 4.59%. Our pro forma interest expense also includes interest expense applicable to the $6.9 million of debt we assumed upon acquiring the Marriott Rancho Las Palmas Resort.

c)	Reflects $2.8 million of amortization of estimated financing costs applicable to closing the mortgage, mezzanine and revolving credit facility loan agreements. Financing costs are amortized to interest expense over the expected life of the new loan agreements (weighted average of 4.5 years) using the straight-line method, which approximates the effective interest method.

d)	Reflects $4.1 million of interest expense applicable to convertible debentures as an adjustment necessary to arrive at the interest expense of the existing entity because the debentures were distributed to SHC LLC and redeemed or converted to SHC LLC membership units.

e)	Reflects the $4.8 million elimination of historical minority interest. These amounts reflect the actual minority interest incurred during the period subsequent to the formation and structuring transactions covered in these pro forma statements.

f)	Reflects the $7.4 million adjustment for minority interest to give effect to the weighted average 26.84% interest in the operating partnership owned by others.

5.	Reclassify Hyatt Regency New Orleans Lease to Management Agreement – Prior to the formation and structuring transactions, the Hyatt Regency New Orleans was recorded as a lease whereby the lessee paid rent to SHC LLC, which was recorded as lease revenue in the statement of operations. In connection with the formation and structuring transactions, the Hyatt Regency New Orleans hotel lease was converted to a management agreement and we report all of the operations of the hotel. The following adjustments were made to account for restructuring the hotel lease to a management agreement:

a)	Reflects $21.4 million of room revenue.

b)	Reflects $9.6 million of food and beverage revenue.

c)	Reflects $2.0 million of other hotel operating revenue.

d)	Reflects $10.4 million elimination of lease revenue.

e)	Reflects $5.3 million of rooms expense.

f)	Reflects $6.6 million of food and beverage expense.

g)	Reflects $6.6 million of other departmental expenses.

h)	Reflects $2.2 million of management fees.

i)	Reflects $1.7 million of other property level expenses.

6.	Loss Per Share Calculation –For purposes of per share calculations, the offering was assumed to have occurred on January 1, 2004 resulting in a weighted average number of shares outstanding equal to 27,984,742.

(In thousands except per share amount)
Pro forma loss from continuing operations for the year ended December 31, 2004	$(20,041)

Pro forma loss per share from continuing operations for the year ended December 31, 2004 – basic and diluted	$(0.72)